Exhibit 10.1

SECOND AMENDMENT TO
LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "Second Amendment") is made this 16th day of October, 2014 (the "Effective Date"), by and between SCIO Diamond Technology Corporation, a Nevada corporation ("SCIO" or "Borrower"), and Platinum Capital Partners, LP, a Minnesota limited partnership ("Platinum Capital" or "Lender").

RECITALS

A.            Platinum Capital and SCIO entered into a Loan Agreement dated as of June 21, 2013 as modified by a First Amendment to Loan Agreement dated as of October 11, 2013 (the "Credit Agreement").

B.            Borrower has requested that Platinum Capital increase its credit facility to Borrower so as to make available to Borrower a revolving credit facility for up to One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00).  Borrower has also requested that Platinum Capital defer collecting interest due on September 30, 2014 in the amount of Sixty-Three Thousand Six Hundred Eighteen and 51/100 Dollars ($63,618.51) until December 19, 2014. Lender and Borrower have mutually agreed on the terms of two new Promissory Notes (the "New Notes") to be executed concurrently with this Second Amendment to Loan Agreement. The Loan Agreement is being amended to incorporate the New Notes and the New Notes will be subject to the terms set forth in the Loan Agreement as amended by the Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements contained herein, Borrower and Lender agree as follows:

AGREEMENT

1.            New Definition in Loan Agreement Section 1.1. A new definition of "Promissory Notes." shall be inserted into Section 1.1 the Credit Agreement, as a replacement to the original language, as follows:

"The Borrower's Promissory Note of June 21, 2013, in the amount of $1,000,000.00, and the Borrower's Promissory Note of October 9, 2013, in the amount of $500,000.00, both payable to the Lender shall be replaced by the Borrower's Promissory Note of even date herewith in the amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00).  Furthermore, Borrower is making a new Deferred Interest Promissory Note of September 30, 2014, in the amount of Sixty-Three Thousand Six Hundred Eighteen and 51/100 Dollars ($63,618.51) due on December 19, 2014.

Accordingly, all references in the Loan Agreement to the "Promissory Note" or "Promissory Notes" shall be modified to reference the "Promissory Notes" having a total principal value of One Million Five Hundred Sixty-Three Thousand Six Hundred Eighteen and 51/100 Dollars ($1,563,618.51).

2.            Amendments to Sections 1.4, 1.5, 1.6 and 3. Sections 1.4, 1.5, 1.6 and 3 of the Loan Agreement are hereby modified to adopt the current date for their application.

3.            New Definition in Loan Agreement Section 4.10. A new definition of "Monthly Collateral Monitoring Fee": $1,000 per month commencing on October 1, 2014 and continuing monthly until maturity. This fee is payable monthly in advance, due on the first of each month.

4.            Ratification; Effect of Amendment. Borrower hereby ratifies and confirms all of its liabilities and obligations under the Loan Agreement and agrees that, except as expressly modified in the First Amendment or this Second Amendment, the Loan Agreement continues in full force and effect.

5.            Counterparts; Signatures. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. This Second Amendment may be executed in facsimile or electronic copy with the same binding effect as the original.

6.            Opportunity to Consult Counsel; Reliance Upon Borrower's Own Due Diligence. Borrower acknowledges that it has had the opportunity to consult with counsel of its choice with regard to the legal effect of this Second Amendment and is not relying upon any representations made by Platinum Capital in executing this Second Amendment. Borrower has conducted such due diligence as it deems necessary to determine whether to execute this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan Agreement as of the day, month and year first above-written.

SCIO Diamond Technology Corporation

By:	/s/ Gerald McGuire
Name:	Gerald McGuire
Title:	Chief Executive Officer

Platinum Capital Partners, LP

By:	/s/ Jeffrey Reed
Name:	Jeffrey Reed
Title:	Chief Credit Officer